EVOLUS, INC.

SHARE ISSUANCE AGREEMENT

This Share Issuance Agreement (this “Agreement”) is made as of February 18, 2021, by and among Evolus, Inc., a Delaware corporation (the “Company”), and Medytox, Inc., a company organized under the laws of Korea (“Medytox”).
RECITALS

A.    Concurrently with the entrance by the Company and Medytox into this Agreement, the Company and Medytox are also entering into (i) that certain Settlement and License Agreement, on even date herewith (the “Settlement Agreement”) and (ii) that certain Registration Rights Agreement, on even date herewith (the “Registration Rights Agreement” and, together with the Settlement Agreement, the “Related Agreements”).
B.    Contingent on, and substantially simultaneously with, the execution of the Settlement Agreement and in consideration for the promises set forth in the Settlement Agreement, the Company desires to issue to Medytox 6,762,652 shares of its common stock, par value $0.00001 per share (the “Securities”).
AGREEMENT

In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:
1.Issuance of Securities.
a.Issuance of Securities. Subject to the terms and conditions of this Agreement, Medytox agrees to execute the Related Agreements at the Closing (as defined below), and the Company agrees at the Closing to execute the Related Agreements and to issue to Medytox the Securities in exchange for the promises set forth in the Settlement Agreement (the “Issuance”).
b.Closing; Delivery. The Issuance shall take place by electronic transmission of signature pages concurrently with, but immediately following, the execution of this Agreement by the Company and Medytox on the date set forth above (the “Closing”). At the Closing, the Company shall deliver to Medytox evidence of the Securities against execution of the Settlement Agreement by Medytox.
2.Representations and Warranties of the Company. The Company hereby represents and warrants to Medytox as of the Closing that:
a.Organization, Standing and Power. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing, to the extent applicable, under the laws of its jurisdiction of incorporation or organization, and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified and in good standing, to the extent applicable, to do business as a foreign corporation or other legal entity in each other jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except in each case where the failure to so qualify would not, individually or in the aggregate, reasonably be likely to have a Company

Material Adverse Effect. None of the Company or any of its Subsidiaries is in violation of its Organizational Documents.
b.Authority. The Company has all necessary power and authority to execute and deliver this Agreement and the Related Agreements, to perform its obligations hereunder and thereunder and to consummate the Issuance. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Issuance have been duly and validly authorized by all necessary action, and no other proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Issuance. This Agreement, when executed and delivered by the Company and assuming due authorization, execution and delivery by Medytox, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Board of Directors of the Company has determined, at a duly convened meeting or pursuant to a unanimous written consent, that the execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby (including the Issuance), are in the best interests of the Company.
c.No Conflict; Required Filings and Consents.
i.The execution and delivery of this Agreement and the Related Agreements by the Company does not, and the consummation by the Company of the transactions contemplated hereby and thereby (including the Issuance) will not, conflict with, result in a violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result by its terms in the termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a Lien on, or the loss of, any assets pursuant to: (A) any provision of the Organizational Documents of the Company or (B) except as, in the aggregate, would not reasonably be likely to have a Company Material Adverse Effect, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (ii) below, (1) any loan, credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise or license of the Company or any Subsidiary of the Company, or (2) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any Subsidiary of the Company or their respective properties or assets.
ii.The execution and delivery of this Agreement and the Related Agreements by the Company do not, and the consummation of the transactions contemplated thereby (including the Issuance) by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority or any other Person, other than:
1.filings and reports required under the Exchange Act;
2.any filings pursuant to Regulation D of the Securities Act or required by applicable state securities laws; and
3.filing of the LAS (as defined and described below in Section 4(b) with The Nasdaq Stock Market (“Nasdaq”).

d.Capitalization; Issuance.
i.The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.00001 per share (the “Preferred Stock”). As of the close of business on February 14, 2021, there were (A) 33,830,180 shares of Common Stock outstanding, (B) no shares of Preferred Stock outstanding, (C) 3,115,831 shares of Common Stock reserved for issuance upon the conversion of the certain Convertible Promissory Note, dated July 30, 2020, for the benefit of Daewoong Pharmaceutical Co., Ltd., and (D) no shares of Common Stock held in the treasury of the Company. As of December 31, 2020, there were (E) 5,581,239 shares of Common Stock are reserved for issuance upon the exercise or vesting of outstanding incentive equity awards granted pursuant to the Company’s incentive equity plans (“Stock Awards”), and (F) 2,049,553 shares of Common Stock were reserved for issuance pursuant to Stock Awards not yet granted or other Company benefit plans. Except for the Stock Awards and Convertible Note, there are no outstanding subscriptions, options, rights, warrants, convertible securities, stock appreciation rights, phantom equity, or other agreements or commitments obligating the Company to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock of any class or other equity in the Company.
ii.The Securities to be issued pursuant to this Agreement have been duly authorized by the Company by all necessary corporate action, and when issued in accordance with the terms of this Agreement, such Securities will be duly and validly issued, fully paid and nonassessable and, subject to the compliance by Medytox with the representations, warranties, covenants and agreements of Medytox set forth herein, will have been issued in compliance with all applicable federal and state securities laws. From December 31, 2020 through the date of this Agreement, there have been no issuances of any Common Stock, Preferred Stock or any other equity or voting securities or interests in the Company, other than issuances of shares of Common Stock pursuant to the exercise, vesting or settlement, as applicable, of Stock Awards or Company benefit plans outstanding as of December 31, 2020 in accordance with the terms of such Stock Awards or Company benefit plans.
e.SEC Filings; Financial Statements.
i.The Company has filed on a timely basis the SEC Reports. The SEC Reports (A) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (B) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
ii.Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto and, in the case of quarterly financial statements, as permitted by Quarterly Reports on Form 10-Q under the Exchange Act) and each fairly presented in all material respects the consolidated financial position, results of operations and cash flows of the Company and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments).

f.Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in subsequent SEC Reports filed prior to the date hereof, there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect. Since the date of the latest audited financial statements included within the SEC Reports, except for the transactions contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition that is required to have been disclosed by the Company under applicable U.S. federal securities laws at the time this representation is made that has not been publicly disclosed at least one Business Day prior to the date that this representation is made.
g.Compliance. Except as disclosed in the SEC Reports, neither the Company nor any of its Subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its Subsidiaries under), nor has the Company or any of its Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any loan, credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license or other contract (whether or not such default or violation has been waived), (ii) is in violation of any order of which the Company or any of its Subsidiaries has been made aware in writing of any court, arbitrator or governmental body having jurisdiction over the Company or any of its Subsidiaries or their respective properties or assets, or (iii) is in violation of, or in receipt of written notice that it is in violation of, any statute, rule or regulation of any Governmental Authority applicable to the Company or any of its Subsidiaries, except in each case as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
h.Brokers. No broker, finder, investment banker or other person is entitled to any brokerage, finder’s or other fee or commission in connection with the Issuance based upon arrangements made by or on behalf of the Company.
i.Private Placement. Assuming the accuracy of Medytox’s representations and warranties set forth herein, (i) no registration under the Securities Act is required for the Issuance and (ii) the Issuance does not contravene the rules and regulations of Nasdaq.
j.Listing and Maintenance Requirements. The Securities are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Securities under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company is in compliance in all material respects with the listing and maintenance requirements for continued trading of the Securities on Nasdaq. To the extent required, the Securities issuable hereunder will be approved for listing with Nasdaq in accordance with its listing standards. Subject to the outcome and final determination of the Company’s independent auditor’s audit and review process, the Company expects to account for the Issuance on its books and records at a price not below the “minimum price” under applicable Nasdaq listing standards.
k.Authorized Securities. The Company has sufficient authorized but unissued shares of its common stock sufficient to complete the Issuance.

l.CFIUS Representation. The Company does not: produce, design, test, manufacture, fabricate, or develop one or more “critical technologies,” as that term is defined in the Defense Production Act of 1950, as amended, including all implementing regulations thereof.
3.Representations and Warranties of Medytox. Medytox hereby represents and warrants to the Company as of the Closing that:
a.Organization. Medytox is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not prevent or delay consummation of the Issuance, or otherwise prevent Medytox from performing its obligations under this Agreement.
b.Authority. Medytox has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Issuance. The execution and delivery of this Agreement by Medytox and the consummation by Medytox of the Issuance have been duly and validly authorized by all necessary action, and no other proceedings on the part of Medytox are necessary to authorize this Agreement or to consummate the Issuance. This Agreement has been duly and validly executed and delivered by Medytox, and, assuming due authorization, execution and delivery by the Company, constitutes legal, valid and binding obligations of Medytox enforceable against Medytox in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
c.No Conflict; Required Filings and Consents.
i.The execution and delivery of this Agreement by Medytox does not, and the consummation by Medytox of the Issuance will not, conflict with, or result in a violation of, constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result by its terms in the termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a Lien on, or the loss of, any assets pursuant to: (A) any provision of the Organizational Documents of Medytox or (B) except as, in the aggregate, would not reasonably be likely to have a Medytox Material Adverse Effect, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (ii) below, (1) any loan, credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, or (2) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Medytox or any Subsidiary of Medytox or their respective properties or assets.
ii.The execution and delivery of this Agreement by Medytox do not, and the consummation of the Issuance by Medytox does not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority or any other Person.
d.Non-Distribution. Medytox is purchasing the Securities for its own account for investment purposes only and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable Laws.

e.Accredited Investor Status. Medytox is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act. Medytox was not organized solely for the purpose of acquiring the Securities.
f.Reliance on Exemptions. Medytox understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Medytox’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Medytox set forth herein in order to determine the availability of such exemptions and the eligibility Medytox to acquire the Securities.
g.Information. Medytox and its advisors have been furnished with all materials relating to the business, finances and operations of the Company and its Subsidiaries and materials relating to the Issuance, which have been requested by Medytox. Medytox and its advisors have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Medytox understands that its investment in the Securities involves a high degree of risk. Medytox has sought such accounting, legal, tax and other advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. Medytox is able to bear the economic risk of holding the Securities for an indefinite period of time (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of such investment.
h.Transfer or Resale. Medytox understands that the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be transferred unless subsequently registered thereunder or sold or transferred pursuant to an exemption from such registration.
i.Affiliate Status. Medytox understands that, immediately following the Issuance, it may be considered an affiliate for purposes of Rule 144 under the Act (as defined below).
j.Legend. Medytox understands that the Securities will bear the following legend(s):
i.“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES IN THE UNITED STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.
ii.Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the Securities.
k.Foreign Investors. If Medytox is not a United States person (as defined by Rule 902(k) under the Securities Act), Medytox hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Medytox’s subscription and payment for, and Medytox’s continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of Medytox’s jurisdiction.
l.Brokers. No broker, finder, investment banker or other person is entitled to any brokerage, finder’s or other fee or commission in connection with the Issuance based upon arrangements made by or on behalf of Medytox.
4.Covenants.
a.Public Announcements. The parties shall consult with each other before issuing any press release with respect to the announcement of this Agreement or the Issuance and neither shall issue any such press release, make any such public statement or make any filings required by Law without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed; provided, however, that a party may, without the prior consent of the other party, issue such press release, make such public statement or disclosure or make such required filing as may upon the advice of counsel be required by Law or any exchange on which the Company’s securities are listed if, to the extent time permits, it has used all commercially reasonable efforts to consult with the other party prior thereto; provided, further, however, that a party may publish, make, repeat or otherwise use any statement previously consented to by the other unless and until such other party objects in writing to the use thereof.
b.Nasdaq Filings Required. In connection with the Issuance, the Company will file a Listing of Additional Shares Notification Form (“LAS”) as required under the regulations of Nasdaq.
c.Reporting Requirements; Rule 144. Until such time as Medytox no longer owns any of the Securities, the Company shall use its commercially reasonable efforts (i) to be and remain in compliance with the periodic filing requirements imposed under the SEC’s rules and regulations, including the Exchange Act, and any other applicable laws or rules, (ii) to timely file all forms, reports and documents required to be filed by the Company with the SEC (including the exhibits thereto and documents incorporated by reference therein), including pursuant to Section 13(a) or 15(d) of the Exchange Act to enable Medytox to sell the Securities without registration under the Securities Act consistent with the exemptions from registration under the Securities Act provided by (A) Rule 144 under the Securities Act, as amended from time to time, or (B) any similar SEC rule or regulation then in effect, and (iii) to list the Company’s Common Stock on Nasdaq. Until such time as Medytox no longer owns any of the Securities, the Company shall (x) at the request of Medytox in connection with a proposed sale of the Securities in compliance with Rule 144, reasonably cooperate with Medytox, including with respect to the removal of any applicable restrictive legends at the time of the relevant sale and, if required, delivery of an opinion of counsel to the Company in connection with such removal and (y) furnish to Medytox, promptly upon request, a written statement by the Company as to the status of the Company’s compliance with the reporting requirements of Rule 144.
d.Agreement to Vote Securities. Up to and through February 16, 2022, at every meeting of the stockholders of the Company, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company, Medytox shall cause the Securities to be voted (i) in the case of any action or proposal relating to the election of directors of the Company, in line with the recommendation(s) of the Company’s board of directors and (ii) in the case of any other action or proposal, at Medytox’s option either (A) in line with the recommendation(s) of the Company’s board of directors or any committee thereof or (B) in the same manner (including by voting “for” or “against”, abstaining or withholding votes) as, and in the same proportion to, the votes case “for” or “against”, and abstentions or vote withholdings made, in respect of all outstanding voting securities of the Company other than voting securities held by (x) Medytox, (y) directors or officers of the Company or (z) Alphaeon 1, LLC or any of its Affiliates. The obligations set forth in this Section 4(d) shall expire on February 17, 2022.
e.Lock-Up.
i.From the Closing and until February 16, 2022 (the “Lockup Release Date”), without the prior approval of the Company, Medytox shall not Dispose of (x) any of the Securities, together with any shares of Common Stock issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization, and (y) any Common Stock issued as (or issuable upon the exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, the shares of Common Stock described in clause (x) of this sentence (collectively (x) and (y), the “Lockup Shares”); provided, however, that, beginning 12 months after the Closing, the foregoing restrictions shall not prohibit Medytox from entering into a Permitted Pledge.
ii.The parties agree that: (w) from February 16, 2022 to September 16, 2023, Medytox may Dispose of up to 25% of the Lockup Shares; (x) from September 16, 2023 to September 16, 2024, Medytox may Dispose of up to an additional 25% of the Lockup Shares (in addition to any Lockup Shares not Disposed of under Section 4(e)(ii)(w) above); (y) from September 16, 2024 to September 16, 2025, Medytox may Dispose of up to an additional 25% of the Lockup Shares (in addition to any Lockup Shares not Disposed of under Sections 4(e)(ii)(w) and (x) above); and (z) from September 16, 2025, Medytox may Dispose of the remaining 25% of the Lockup Shares (in addition to any Lockup Shares not Disposed of under Sections 6(d)(ii)(w), (x) and (y) above). For clarity, Medytox may Dispose of any or all Lockup Shares from and after September 16, 2025.
iii.Notwithstanding the limitations on Disposing the Lockup Shares set forth in this Section 4(e), Medytox shall be permitted to transfer any number of the Lockup Shares (x) at any time to any Affiliate of Medytox, provide such Affiliate agrees in writing to be subject to the terms and conditions of this Agreement and Medytox shall remain liable for any breach of such terms and conditions hereof by such Affiliate, (y) in connection with any transaction resulting in, or expected to result in, a change in control of over 50% of the equity ownership or voting control of the Company (including by way of merger, purchase of equity or assets, third party tender offer, or other substantially similar transactions), or (z) at any time following any material breach of the Settlement Agreement by the Company (subject to applicable cure periods contained therein).
iv.“Disposition” or “Dispose” means a sale, pledge (other than Permitted Pledge), contract to sell, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant for the sale of, or other disposition of or transfer of any shares of Lockup Shares, or the economic interests therein.

v.“Permitted Pledge” shall mean the grant of a collateral security interest in any Lockup Shares by or on behalf of Medytox in a bona fide financing transaction with a financial institution; provided that (i) Medytox advises the Company in advance of the identity of the proposed lender(s) and secured party(ies) (if different from the lender(s)) (the “Pledgee(s)”) and affords the Company an opportunity to consult with Medytox with respect thereto and (ii) in the event the beneficial ownership of such Common Stock subject to a Permitted Pledge is transferred from Medytox to the Pledgee or any assignee of the Pledgee (the “Transferee”) by foreclosure or otherwise, such Transferee (a) is subject to all of the restrictions and limitations imposed on such Lockup Shares and Medytox in respect thereof prior to such Transfer, and (b) shall agree with the Company in writing to be bound by the obligations and restrictions applicable to Medytox hereunder.
f.Regulatory Accommodation. If, at any time following a written inquiry or demand from a Governmental Authority to the Company or Medytox with respect to the Securities or the transactions contemplated by this Agreement, Medytox, in its sole discretion acting in good faith, reasonably believes that such Governmental Authority has undertaken or intends to undertake a formal investigation of Medytox regarding the Securities or any of the transactions contemplated by this Agreement, Medytox may (i) sell, transfer and divest itself of the Securities, notwithstanding restrictions to the contrary under this Agreement (including, for the avoidance of doubt, the provisions set forth in Section 4(e)) and/or (ii) upon reasonably prior written notice to the Company, require the Company to take commercially reasonable steps to cooperate with Medytox to restructure Medytox’s ownership of the Securities in a manner that avoids, mitigates, satisfies or remediates any remedial requirements or conditions imposed by, proposed to be imposed by or requested by such Governmental Authority.
g.Stock Certificate(s). From and after the date here, Medytox shall be entitled to request, and the Company shall execute and deliver, a certificate(s) representing the Securities from the Company. From time to time following the initial delivery of such certificate(s), upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any such certificate(s), the Company will execute and deliver new certificate(s) representing the Securities, of like tenor.
5.Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings:
a.“Action” shall mean any action, suit, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against the Company, any Subsidiary of the Company or any of their respective properties or any officer, director or employee of the Company or any Subsidiary of the Company acting in his or her capacity as an officer, director or employee before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, or regulatory authority.
b.“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.
c.“Business Day” shall mean any day other than (i) a Saturday or a Sunday or (ii) a day on which banking and savings and loan institutions are authorized or required by Law to be closed in Los Angeles, CA or Seoul, Korea.

d.“Code” shall mean the Internal Revenue Code of 1986, as amended.
e.“Company Material Adverse Effect” shall mean, when used in connection with the Company or any of its Subsidiaries, any event, circumstance, change or effect individually or collectively with one or more other events, circumstances, changes or effects, that (i) has had, or is reasonably likely to have, a material adverse effect on the business, assets, financial condition or results of operations of the Company and its Subsidiaries taken as a whole, or (ii) is, or is reasonably likely to, prevent or materially delay the consummation of the Issuance; provided, however, that any event, circumstance, change or effect resulting from any of the following, individually or collectively, will not be considered when determining whether a Company Material Adverse Effect has occurred for purposes of clause (i) above: (A) any change in economic conditions generally or capital and financial markets generally, including changes in interest or exchange rates, (B) any change in the industry generally in which the Company or its Subsidiaries operate, (C) any change in Laws or accounting standards, or the enforcement or interpretation thereof, applicable to the Company or its Subsidiaries, (D) conditions in jurisdictions in which the Company or its Subsidiaries operate, including a pandemic, hostilities, acts of war, sabotage, terrorism or military actions, or any escalation or worsening of any of the foregoing, (E) any action taken by Medytox and any of its Affiliates or representatives, (F) any hurricane, flood, tornado, earthquake or other natural disaster, (G) the failure in and of itself of the Company or its Subsidiaries to achieve any financial projections, forecasts or timing or predictions related to re-launching the Company’s toxin related products (but not the underlying cause of such failure), (H) changes in the trading price or trading volume of the Company’s common stock, (I) any change in the status of, or the resolution of, any Action disclosed in the SEC Reports, (J) any change as a result of entry into the Settlement Agreement or (K) any change in the limited exclusion order or cease and desist order issued by the U.S. International Trade Commission in investigation no. 337-TA-1145; provided, that any adverse effects resulting from matters described in any of the foregoing clauses (A), (B), (C), (D), (F) or (H) may be taken into account in determining whether there is or has been a Company Material Adverse Effect to the extent, and only to the extent, that they have a materially disproportionate effect on the Company or its Subsidiaries relative to other participants in the industries or geographies in which the Company or its Subsidiaries operate.
f.“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
g.“GAAP” shall mean generally accepted accounting principles.
h.“Governmental Authority” shall mean any national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, instrumentality, commission, court, tribunal, arbitral body or self-regulated entity, whether domestic or foreign.
i.“Laws” shall include all foreign, federal, state and local laws, statutes, ordinances, rules, regulations, orders, judgments and decrees.
j.“Liens” shall mean any liens, pledges, security interests, claims, options, rights of first offer or refusal, charges or other encumbrances.
k.“Medytox Material Adverse Effect” shall mean, with respect to Medytox, any event, circumstance, change or effect individually or collectively with one or more other events, circumstances, changes or effects, that is or would be reasonably likely to prevent or materially delay the consummation of the Issuance.

l.“Organizational Documents” shall mean, with respect to any entity, the certificate or articles of incorporation and by-laws of such entity, or any similar organizational documents of such entity in effect as of the date of this Agreement.
m.“Person” shall mean any individual, firm, corporation, partnership, limited liability company or other entity, and shall include any successor (by merger, amalgamation or otherwise) of such entity.
n.“SEC” shall mean the United States Securities and Exchange Commission.
o.“SEC Reports” shall mean the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on February 25, 2020, the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, filed with the SEC on May 11, 2020, August 10, 2020 and October 29, 2020, respectively, the Company’s Current Reports on Form 8-K filed with the SEC on November 19, 2020, December 16, 2020 and January 5, 2021, and the information specifically incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 from the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 21, 2020 (including, in each case, the exhibits thereto and documents incorporated by reference therein).
p.“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
q.“Subsidiary” shall mean, when used with respect to either the Company or Medytox, as applicable, any other Person that the Company or Medytox, as applicable, directly or indirectly owns or has the power to vote or control more than 50.0% of (i) any class or series of capital stock of such Person, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by the Company or Medytox, as applicable.
6.Miscellaneous.
a.Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
b.Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.
i.This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.
ii.Any claim, complaint, or action brought under this Agreement shall be brought in a court of competent jurisdiction in the State of Delaware, whose courts shall have exclusive jurisdiction over claims, complaints, or actions brought under this Agreement, and the parties hereby agree and submit to the personal jurisdiction and venue thereof.

iii.THE COMPANY AND MEDYTOX EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE COMPANY AND MEDYTOX EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE COMPANY AND MEDYTOX MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
c.Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. This Agreement may also be executed and delivered by facsimile or other electronic delivery of signature.
d.Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
e.Notices. Any notice or communication provided for by this Agreement shall be in writing and shall be delivered in person, or sent by telecopy or fax or electronic mail, or mailed, first class, postage prepaid, or sent by internationally recognized overnight delivery service addressed to the Company or Medytox at their respective addresses, email addresses or fax numbers set forth on the signature page hereto. All notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if faxed or emailed.
f.Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and Medytox (which may be withheld by each of the Company and Medytox in their respective sole and absolute discretion).
g.Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.
h.Entire Agreement. This Agreement, together with the Related Agreements, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.
i.Expenses. The Company and Medytox shall each bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated hereby.
[Signature page follows]

The parties have executed this Share Issuance Agreement as of the date first written above.

COMPANY:

EVOLUS, INC.

By:    /s/ David Moatazedi

Name: David Moatazedi
Title: President and Chief Executive Officer

Address:    [***]

MEDYTOX:

MEDYTOX, INC.

By:    /s/ Hyunho Jung

Name: Hyunho Jung
Title: CEO & President

Address:    [***]

Signature Page for Share Issuance Agreement